Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the registrant has included the complete list of foreign sub-custodians below.

Item 15

The Northern Trust Company
Country	Subcustodian Name	City
Argentina	Citibank NA	Buenos Aires
Australia	HSBC Bank Australia Limited	Sydney
Austria	UniCredit Bank Austria A.G	Vienna
Bahrain	HSBC Bank Middle East Limited	Manama
Bangladesh	Standard Chartered Bank	Dhaka
Belgium	ING Belgium SA/NV	Brussels
Bermuda	HSBC Bank Bermuda Limited	Hamilton
Bosnia and Herzegovina	Raiffeisenzentralbank Osterreich AG	Vienna
Botswana	Barclays Bank of Botswana Limited	Gaborone
Brazil	Citibank NA	Sao Paulo
Bulgaria	ING Bank NV	Sofia
Canada	The Northern Trust Company, Canada	Toronto
CDs	Deutsche Bank AG	London
Chile	Banco de Chile	Santiago
China A Share	HSBC Bank (China) Company Limited	Shanghai
China B Share	HSBC Bank (China) Company Limited	Shanghai
Colombia	Cititrust Colombia	Bogota
Croatia	Bank Austria Creditanstalt AG	Vienna
Cyprus	Citibank International plc	Athens
Czech Republic	UniCredit Bank Czech Republic a.s.	Prague
Denmark	Nordea Bank Danmark A/S	Taastrup
Egypt	Citibank NA	Cairo
Estonia	Swedbank AS	Tallinn
Finland	Nordea Bank Finland PLC	Helsinki
France	BNP Paribas Securities Services SA	Pantin
Germany	Deutsche Bank AG	Main office: Frankfurt am Main Domestic Custody Services: Eschborn
Ghana	Barclays Bank of Ghana Limited	Accra
Greece	Citibank International PLC	Athens
Hong Kong	The Hongkong & Shanghai Banking Corporation Limited	Kowloon
Hungary	UniCredit Bank Hungary Zrt	Budapest
Iceland	NBI hf	Reykjavik
India	Citibank NA	Mumbai
Indonesia	Standard Chartered Bank	Jakarta
Ireland	The Northern Trust Company, London	London
Israel	Bank Leumi Le-Israel BM	Tel-Aviv
Italy	BNP Paribas Securities Services SA	Milan
Japan	The Hongkong & Shanghai Banking Corporation Limited	Tokyo
Jordan	HSBC Bank Middle East Limited	Amman
Kazakhstan	HSBC Bank Kazakhstan JSC	Almaty
Kenya	Barclays Bank of Kenya Limited	Nairobi
Kuwait	HSBC Bank Middle East Limited	Kuwait City
Latvia	Swedbank AS	Riga
Lebanon	HSBC Bank Middle East Limited	Beirut
Lithuania	SEB Bankas	Vilnius
Luxembourg	ING Belgium SA/NV	Brussels
Malaysia	HSBC Bank Malaysia Berhad	Kuala Lumpur
Malta	HSBC Bank Malta PLC	Valletta
Mauritius	The Hongkong & Shanghai Banking Corporation Limited	Ebene
Mexico	Banco Nacional de Mexico SA	Colonia Santa Fe
Morocco	Societe Generale Marocaines de Banques	Casablanca
Namibia	Standard Bank Namibia Limited	Windhoek
Netherlands	ABN AMRO Bank N.V	Amsterdam
New Zealand	The Hongkong and Shanghai Banking Corporation Limited	Auckland
Nigeria	Stanbic IBTC Bank Plc	Lagos
Norway	Nordea Bank Norge ASA	Oslo
Oman	HSBC Bank Middle East Limited	Muscat
Pakistan	Citibank NA	Karachi
Palestine	HSBC Bank Middle East Limited	Ramallah
Peru	Citibank del Peru SA	Lima
Philippines	The Hongkong & Shanghai Banking Corporation Limited	Manila
Poland	Bank Polska Kasa Opieki SA	Warsaw
Portugal	Banco Santander Totta	Lisbon
Qatar	HSBC Bank Middle East Limited	Doha
Republic of Korea	The Hongkong & Shanghai Banking Corporation Limited	Seoul
Romania	ING Bank NV	Bucharest
Russia	ING Bank (Eurasia) ZAO	Moscow
Saudi Arabia	SABB Securities Limited	Riyadh
Serbia	UniCredit Bank Serbia JSC	Belgrade
Singapore	DBS Bank Limited	Singapore
Slovak Republic	ING Bank NV Bratislava Branch	Bratislava
Slovenia	UniCredit Banka Slovenija d.d.	Ljubljana
South Africa	Standard Bank of South Africa Limited	Johannesburg
Spain	BNP Paribas Securities Services SA	Madrid
Sri Lanka	Standard Chartered Bank	Colombo
Swaziland	Standard Bank Swaziland Limited	Mbabane
Sweden	Svenska Handelsbanken AB publ	Stockholm
Switzerland	UBS AG	Zurich
Taiwan	Bank of Taiwan	Taipei
Thailand	Citibank NA	Bangkok
Trinidad & Tobago	Republic Bank Limited	Port of Spain
Tunisia	Banque Internationale Arabe de Tunisie	Tunis
Turkey	Deutsche Bank AS	Istanbul
UAE - ADX	HSBC Bank Middle East Limited	Dubai
UAE - DFM	HSBC Bank Middle East Limited	Dubai
UAE - NASDAQ Dubai	HSBC Bank Middle East Limited	Dubai
Uganda	Barclays Bank of Uganda Limited	Kampala
UK	The Northern Trust Company, London	London
Ukraine	ING Bank Ukraine	Kiev
United States	The Northern Trust Company	Chicago
Uruguay	Banco Itau Uruguay SA	Montevideo
Venezuela	Citibank NA	Caracas
Vietnam	HSBC Bank (Vietnam) Ltd	Ho Chi Minh City
West Africa	United Bank for Africa plc	Abidjan
Zambia	Barclays Bank of Zambia Limited	Lusaka